Exhibit 10.3

SECOND AMENDMENT, CONSENT AND WAIVER

THIS SECOND AMENDMENT, CONSENT AND WAIVER dated as of May 6, 2009 (this “Amendment”), among AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), each of the Company’s subsidiaries listed on the signature pages hereto (collectively, together with the Company, the “Borrowers” and each a “Borrower”), the Lenders (as defined below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and L/C Issuer (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers are a party to a Credit Agreement, dated as of December 21, 2007, among the Borrowers, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, and the other agents, lead arranger and book manager party thereto (as amended, restated, supplemented or otherwise modified to but excluding the date hereof, the “Existing Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement;

WHEREAS, the Company has proposed a slate of directors (the “Company Nominees”) for election to the board of directors of the Company (the “Board of Directors”) at its annual meeting on May 27, 2009 (the “2009 Annual Meeting”), and certain shareholders of the Company have nominated competing slates of directors (the “Shareholder Nominees”) for election to the Board of Directors of the Company;

WHEREAS, pursuant to Section 8.01(k) of the Existing Credit Agreement (the “Change of Control Provision”), an Event of Default would occur if six or more of the Shareholder Nominees are elected to the Board of Directors at or in connection with the 2009 Annual Meeting (a “Specified Change of Control”);

WHEREAS, in connection with the nomination of the Shareholder Nominees, a shareholder of the Company has filed a Verified Fourth Amended Class Action Complaint for Declaratory and Injunctive Relief (as amended, restated, supplement, replaced with another complaint or otherwise modified from time to time, the “Proxy Complaint”) with the Court of Chancery of the State of Delaware (the “Court”) challenging the validity and enforceability of the Change of Control Provision and asking the Court to set aside the Change of Control Provision;

WHEREAS, pursuant to Section 8.01(j) of the Existing Credit Agreement, Lenders believe an Event of Default occurred when the Proxy Complaint was filed (the “Litigation Event of Default”);

WHEREAS, the Company has requested that the Lenders waive the Litigation Event of Default and consent to a Specified Change of Control (if and to the extent that any may arise);

WHEREAS, the undersigned Required Lenders have agreed to waive the Litigation Event of Default and consent to the Specified Change of Control upon the terms and conditions set forth herein and in consideration thereof the parties hereto have agreed, subject to the terms and conditions hereof, to amend and modify the Existing Credit Agreement as provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.01.                    Consent and Waiver.

(a)           Limited Consent.  Effective only upon the satisfaction of all of the Consent Conditions (defined below), the undersigned Required Lenders hereby (i) consent to the Specified Change of Control, if any shall occur at or in connection with the 2009 Annual Meeting and (ii) agree that such Specified Change of Control shall not result in, or be deemed to give rise to, an Event of Default under the Event of Default provision (the “Limited Consent”).  For purposes hereof, “Consent Conditions” means the date on which all of the following conditions have been satisfied or waived in writing by the Administrative Agent and Required Lenders: (i) the Administrative Agent shall have received (A) a copy of a final judgment of a court of competent jurisdiction, (B) a settlement agreement approved by such a court or (C) an opinion of counsel to the indenture trustee under the Senior 2007 Notes, as the case may be, in each case providing or opining, as applicable, that the election of any or all of the Shareholder Nominees to the board of directors of the Company at or in connection with the 2009 Annual Meeting shall not constitute a “Fundamental Change” or, in the case of the opinion of counsel or settlement agreement provided for in clauses (B) and (C) above, otherwise result in a default or event of default under the Senior 2007 Note Documents, (ii) the Administrative Agent shall have received a certificate of the Company, signed by a Responsible Officer of the Company, certifying that as of the effective date of the Limited Consent (A) no Default (including, without limitation, as a result of a cross-default under Section 8.01(e) of the Existing Credit Agreement, but excluding the Litigation Event of Default and any Event of Default that would arise absent this Amendment as a result of the Change of Control provisions) shall have occurred and be continuing and (B) no Default could reasonably be expected to occur as a result of the Specified Change of Control or any transactions arising with respect thereto, and (iii) the Second Amendment Effective Date shall have occurred.

(b)           Waiver. Effective upon the Second Amendment Effective Date, the undersigned Required Lenders hereby waive the Litigation Event of Default.  Except as otherwise expressly provided in clause (ii) of Section 1.01(a) hereof and in the first sentence of this Section 1.01(b), the execution, delivery and effectiveness of this Amendment or the effectiveness of either of the foregoing waivers shall not operate as a waiver of any other Default or Event of Default or of any right, power or remedy of the Administrative Agent or any other Secured Party under any Loan Document.

SECTION 1.02.                    Amendment to Section 1.01 of the Existing Credit Agreement.  Effective immediately upon the Second Amendment Effective Date, the definition of “Base Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

2

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurocurrency Rate for an Interest Period of one month plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  For the purposes of subsection (c) above, the Eurocurrency Rate shall be determined daily and any change in the Eurocurrency Rate shall take effect on the day of such change.

SECTION 1.03.                    Amendment of Section 2.10 of the Existing Credit Agreement.  Effective immediately upon the Second Amendment Effective Date, the first sentence of Section 2.10 of the Existing Credit Agreement is hereby amended by deleting the phrase “when the Base Rate is determined by Bank of America’s ‘prime rate’”.

SECTION 1.04.                    Representations and Warranties.  Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

(a)           Except as to matters that are the subject of this Amendment, the representations and warranties of such Borrower contained in Article V of the Existing Credit Agreement, as amended hereby (the “Amended Credit Agreement”), or any other Loan Document (except for any Secured Hedge Agreements or Secured Cash Management Agreements) or which are contained in any document furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date hereof and on and as of the Second Amendment Effective Date with the same effect as if made on and as of the date hereof or the Second Amendment Effective Date, as the case may be, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) thereof, respectively.

(b)           After giving effect to this Amendment, each Loan Party is in compliance in all material respects with all the terms and conditions of the Amended Credit Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing under the Amended Credit Agreement.

(c)           The execution, delivery and performance by such Borrower of this Amendment have been duly authorized by such Borrower.

3

(d)           Each of this Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability relating to or affecting creditors’ rights.

(e)           The execution, delivery, performance and compliance with the terms and provisions by such Borrower of this Amendment and the consummation of the transactions contemplated herein, do not and will not: (i) contravene the terms of any of such Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, (A) any material Contractual Obligation to which such Borrower is a party affecting such Borrower or the properties of such Borrower or its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or its property is subject or (C) violate any Law in any material respect.

(f)            No default or event of default has occurred and is continuing under the Senior 2004 Notes, and no default or event of default shall occur under the Senior 2004 Notes upon the occurrence of a Specified Change of Control.

SECTION 1.05.                    Effectiveness.  This Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “Second Amendment Effective Date”):

(a)           The Administrative Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrower, the Administrative Agent and the Required Lenders.

(b)           All fees due and payable as of the Second Amendment Effective Date in accordance with the Engagement Letter, dated as of May 1, 2009 (the “Engagement Letter”), among the Company, Bank of America and Banc of America Leasing & Capital, LLC (“BALC”), shall have been paid in full.

(c)           The Administrative Agent on behalf of the Lenders shall have received such other documents, instruments and certificates as they shall reasonably request and such other documents, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel.  All corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.

SECTION 1.06.                    APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 1.07.                    Fees, Costs and Expenses.  Unless, within ten (10) days following the occurrence of a Specified Change of Control, the Borrowers have (a) repaid in full in cash the aggregate outstanding Loans under the Amended Credit Agreement, (b) terminated the

4

Revolving Credit Facility, (c) fully Cash Collateralized the Outstanding Amount of L/C Obligations and the Permitted FX Facility under the Amended Credit Agreement and (d) terminated the Letter of Credit Sublimit in accordance with Section 2.06 of the Amended Credit Agreement, the Borrowers will pay, immediately upon the expiration of such ten day period following the occurrence of a Specified Change of Control, to the Administrative Agent, for the account of each consenting Lender (including Bank of America and BALC) party hereto, a fee (the “Upfront Fee”) in an amount equal to 50 bps times the aggregate outstanding Loans, participations in Letters of Credit and available Revolving Credit Commitments of each consenting Lender.  The Upfront Fee described above is the same “Upfront Fee” as is described in the Engagement Letter, shall be for the undersigned Lenders’ consent hereto and shall be payable in full (without duplication of the “Upfront Fee” described in the Engagement Letter), so long as the Second Amendment Effective Date has already occurred, immediately upon the expiration of the ten day period following the occurrence of a Specified Change of Control. In addition, the Borrowers promptly shall pay all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with and to the extent required by the terms of Section 10.04(a) of the Amended Credit Agreement.

SECTION 1.08.                    Loan Document; Counterparts.  This Amendment is and from and after the Second Amendment Effective Date shall be deemed to be a “Loan Document” under the Amended Credit Agreement. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

SECTION 1.09.                    Existing Credit Agreement.  Except as expressly set forth herein, the consent, waiver and amendments provided herein shall not, by implication or otherwise, limit, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or any other Secured Party under the Existing Credit Agreement or any other Loan Document, nor shall it alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document.  Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Existing Credit Agreement specifically referred to by such amendment.  Except to the extent a provision in the Existing Credit Agreement is expressly amended herein, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof and each of the undersigned Loan Parties hereby ratifies and confirms in all respects its obligations under and the continued full force and effect of the Amended Credit Agreement and the other Loan Documents.

[Signature pages follow]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

AMYLIN PHARMACEUTICALS, INC., as a Borrower

By:	/s/ Lloyd A. Rowland
Name:	Lloyd A. Rowland
Title:	Vice President, Governance and Compliance, and Secretary

AMYLIN OHIO LLC, as a Borrower

By:	Amylin Pharmaceuticals, Inc.,
its Sole Manager

By:	/s/ Lloyd A. Rowland
Name:	Lloyd A. Rowland
Title:	Vice President, Governance and Compliance, and Secretary

AMYLIN INVESTMENTS LLC, as a Borrower

By:	Amylin Pharmaceuticals, Inc.,
its Sole Manager

By:	/s/ Lloyd A. Rowland
Name:	Lloyd A. Rowland
Title:	Vice President, Governance and Compliance, and Secretary

Second Amendment, Consent and Waiver

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Brenda H. Little
Name:	Brenda H. Little
Title:	Vice President

BANK OF AMERICA, N.A., as a Revolving Credit Lender, L/C Issuer and Hedge Bank under the Permitted F/X Facility

By:	/s/ Karin Barnes
Name:	Karin Barnes
Title:	Senior Vice President

BANC OF AMERICA LEASING & CAPITAL, LLC, as a Term Lender

By:	/s/ Lori J. Noberini
Name:	Lori J. Noberini
Title:	Vice President

SILICON VALLEY BANK, as a Term Lender

By:
Name:
Title:

RBS ASSET FINANCE, INC., as a Term Lender

By:	/s/ Lawrence S. Hershoff
Name:	Lawrence S. Hershoff
Title:	Senior Vice President

COMERICA BANK, as a Term Lender

By:	/s/ Greg Park
Name:	Greg Park
Title:	Vice President

BMO CAPITAL MARKETS FINANCING, INC., as a Term Lender

By:
Name:
Title:

FIRST BANK, as a Term Lender

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., as a Term Lender

By:	/s/ Bruce Breslau
Name:	Bruce Breslau
Title:	Senior Vice President

AIB DEBT MANAGEMENT, LIMITED, as a Term Lender

By:	/s/ Brent Phillips
Name:	Brent Phillips
Title:	Vice President, Investment Advisor to AIB Debt Management, Limited

By:	/s/ Mia Bolin
Name:	Mia Bolin
Title:	Assistant Vice President, Investment Advisor to AIB Debt Management, Limited